Exhibit 99.1

Contacts: Dr. Amit Kumar
Tel. (425) 493-2200
Fax. (425) 493-2010
FOR RELEASE
April 27, 2007

ACACIA RESEARCH CORPORATION
RECEIVES NOTICE FROM NASDAQ STAFF
REGARDING TRADING PRICE OF CBMX STOCK

Newport Beach, Calif. - (BUSINESS WIRE) - April 27, 2007 - Acacia Research Corporation (Nasdaq: CBMX:ACTG) announced today that its CombiMatrix group has received a Nasdaq Staff Deficiency Letter notifying the company that its Acacia Research-CombiMatrix common stock (trading symbol: CBMX) is not in compliance with the minimum trading price of the Nasdaq Global Market set forth in Marketplace Rule 4450(a)(5). To regain compliance, the closing trading price of CBMX stock must be $1.00 or more for ten consecutive trading days. The company must regain compliance by October 22, 2007, in order to maintain the listing of CBMX stock.

The company intends to complete its split off of CombiMatrix Corporation by redeeming CBMX stock for common stock of CombiMatrix Corporation prior to October 22, 2007. CombiMatrix Corporation has applied for an initial listing of its common stock with the Nasdaq Capital Market, to be effective upon the split off, and will be subject to the initial listing standards of the Nasdaq Capital Market, including a trading price of $4.00 or more per share. CombiMatrix Corporation believes it will be able to meet the initial listing standard of $4.00 per share following the 10-1 redemption ratio described in their registration statement pending with the SEC.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the company's expectations, hopes or intentions regarding the future, including, but not limited to, the timing of the split off and the expected trading price of CombiMatrix Corporation common stock following the split off. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Those risks and uncertainties include the possibility that CombiMatrix Corporation will not obtain an effective registration statement as planned with sufficient time to complete the split off by October 22, 2007. Other risks and uncertainties of the company’s business could cause actual results to differ and are discussed under the heading "Risk Factors" and in other sections of the company's recent annual report on Form 10-K for the fiscal year ended December 31, 2006, and in CombiMatrix Corporation’s Form S-1/A filed with the SEC on April 10, 2007. All forward-looking statements in this document are made as of the date hereof, based upon information available to the company as of the date hereof, and the company assumes no obligation to update any forward-looking statements.

ABOUT ACACIA RESEARCH COPORATION

Acacia Research Corporation comprises two operating groups: Acacia Technologies Group and CombiMatrix Group.

The CombiMatrix group is developing a platform technology to rapidly produce tailored-content arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

 The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 66 patent portfolios covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, resource scheduling, spreadsheet automation, and user activated Internet advertising.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies Group and the CombiMatrix Group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.